Registration No. 333-225189

As filed with the Securities and Exchange Commission on July 11, 2018

AMENDMENT NO. 1
TO

FORM S-3

 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gopher Protocol Inc.

(Exact name of registrant as specified in its charter)

Nevada	8742	27-0603137
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Gopher Protocol Inc.

2500 Broadway, Suite F-125

Santa Monica, California 90404

424-238-4589

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gopher Protocol Inc.

2500 Broadway, Suite F-125

Santa Monica, California 90404

424-238-4589

(Address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

30 Wall Street, 8th Floor

New York, New York 10005

516-833-5034

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $.001 per share
Preferred Stock, par value $.001 per share
Warrants
Debt Securities
Units
Total			$150,000,000	$18,675.00*

* Previously paid.

(1)	Pursuant to Rule 416 of the Securities Act of 1933 (or the Securities Act), there are being registered an indeterminate principal amount or number of common stock, preferred stock, warrants, debt securities and units as shall have an aggregate initial offering price of the securities issued or sold under this Registration Statement not to exceed $150,000,000. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the preferred stock, securities warrants, debt securities or units being registered hereunder.

(2)	Subject to footnote (1), this registration statement also covers an indeterminate amount of common stock and/or preferred stock that may be issued in exchange for, or upon conversion or exercise of, the preferred stock, securities warrants, debt securities or units being registered. Any securities being registered may be sold separately or as units with other securities being registered.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

DATED JULY 11, 2018

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock
Warrants
Debt Securities

Units

We may offer and sell, from time to time in one or more offerings, up to $150,000,000 in the aggregate of common stock, preferred stock, warrants to purchase our common stock, debt securities or units, at prices and on terms that we will determine at the time of the offering. Preferred stock, warrants and debt securities may also be convertible into preferred stock or common stock.

This prospectus describes some of the general terms that may apply to these securities. Each time we sell securities, to the extent required by applicable law, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.

We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination.

The securities may be offered and sold on a delayed or continuous basis directly by us or through underwriters, agents or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. The supplements to this prospectus will designate the terms of our plan of distribution. See the discussion under the heading “Plan of Distribution” for more information on the topic.

Our common stock is listed on OTC Markets under the symbol “GOPH”.

Investing in our securities involves risks. You should carefully review the section captioned “ Risk Factors ” beginning on page 1 of this prospectus regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. Using this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to or update other information contained in this prospectus.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement we may authorize to be delivered to you. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain a copy of this information, without charge, as described in the “Where You Can Find More Information” section. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, reserves and prospects may have changed since that date.

We encourage you to read this entire prospectus together with the documents incorporated by reference into this prospectus before making a decision whether to invest in our securities.

ABOUT GOPHER PROTOCOL INC.

Gopher is a development-stage company which consider itself Native IoT creator, developing Internet of Things (IoT) and Artificial Intelligence enabled mobile technology.  Gopher has a portfolio of Intellectual Property that when commercialized will include smart microchips, mobile application software and supporting cloud software.  The system contemplates the creation of a global network.  The core of the system will be its advanced microchip technology that can be installed in any mobile device worldwide. Gopher envisions this system as an internal, private network between all enabled mobile devices providing shared processing, advanced mobile database management/sharing and enhanced mobile features. In addition, Gopher operates a stand-alone network of 25,000+/- locations throughout the United States that provide cellular top off for all carries, prepaid and other financial services products and private branded accessories to consumers.

We are a Nevada corporation. Our executive offices are located at 2500 Broadway, Suite F-125, Santa Monica, California 90404, and our telephone number is 424-238-4589.

Unless otherwise stated or the context requires otherwise, references to “we,” “us,” the “Company,” “Gopher” and “Gopher Protocol” refer to Gopher Protocol Inc. and unless otherwise differentiated, its wholly-owned subsidiaries.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all other information contained in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Prospectus Summary,” “Use of Proceeds,” “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Result of Operations,” and “Business” sections. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	management and employee operations and execution risks;

● ●	a failure to develop sales and the loss of any key customer that we may develop; a failure to develop our products and integrate them into our existing operations;

●	loss of key personnel;

●	competition in the markets we serve;

●	intellectual property risks;

●	our ability to fund our working capital requirements;

●	risks associated with the uncertainty of future financial results;

●	risks associated with this offering; and

●	risks associated with raising additional capital when needed and at reasonable terms.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

You should not rely upon forward looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

OUR COMPANY

Oveview

Gopher is a development-stage company which consider itself Native IoT creator, developing Internet of Things (IoT) and Artificial Intelligence enabled mobile technology.  Gopher has a portfolio of intellectual property that when commercialized will include smart microchips or GopherInsight™, mobile application software and supporting cloud software.  GopherInsight™ is a patented, licensed, real-time heuristic- (self-learning/artificial intelligence) based mobile technology. GopherInsight™ chip technology, if successfully fully developed, will be able to be installed in mobile devices (smartphones, tablets, laptops, etc.) as well as stand-alone products. It is intended that GopherInsight™ software applications will work in conjunction with GopherInsight™ microchips across mobile operating systems, providing computing power, advanced database management/sharing functionalities and more. The system, which incorporates the GopherInsight™ and the related software, contemplates the creation of a global network.  Gopher envisions this system as an internal, private network between all enabled mobile devices providing shared processing, advanced mobile database management/sharing and enhanced mobile features. In addition, Gopher operates a stand-alone network of 25,000+/- locations throughout the United States that provide cellular top off for all carries, prepaid and other financial services products and private branded accessories to consumers. Finally, the Company and Guardian Patch, LLC, a related party, are currently developing out the following products:

Guardian Patch & Guardian Pet Tracker - The Company has applied the mobile technology into an electronic circuit including a proprietary microchip that is within a sticky patch package (the “Patch”). The Patch can be affixed to any object, mobile or static, which will enable the object to which it is affixed to be tracked remotely. It is our goal to have the electronic circuit communicate with other similar working patches via a separate, secured and private network. Upon affixing the Patch on an object, the circuit is turned on, after which the electronic circuit regularly transmits an identification signal in order to identify the device’s geographical location. The Patch works in conjunction with a software application to provide tracking function operations. The system includes its own power source. The Patch will also perform an emergency feature. In the event of an emergency situation, one would simply peel the Patch off. Upon removing the Patch, it operates in a constant transmission mode, sending emergency signals. The patch also alerts the user’s friends and family about the user’s location. No GPS or conventional network, such as GSM, is needed. The Company and its joint venture partner Guardian Patch, LLC are also currently developing the Guardian Pet Tracker, which is primarily designed for pets, but may also be used for tracking children, adults, including the disabled, inventory, artwork or virtually any object located within an area covered by the device. The Guardian Pet Tracker (also known as the “Sphere”) system is a derivative technology of the Company’s Guardian Patch technology. The Sphere is designed to provide its users with local tracking capability using a rechargeable/replaceable battery source. The Sphere is an innovative tracking device that can easily be attached to a pet’s collar and then transmit real-time location information to the smartphone(s) or website account of the registered owner of the device. The Sphere has a rechargeable battery and operates on the exclusive Guardian private network which provides owners with the unique ability to obtain real-time tracking information without the need for GPS, Wi-Fi or cellular service. The Sphere includes state of the art radio technology, a GPS system and micro controller systems, with a potential “back-up” Bluetooth unit. The Sphere sends signals in specific intervals to report on its location. The Sphere’s system analyzes the information using its proprietary, advanced mathematical modeling software that precisely calculates the Sphere’s location. The Sphere’s mobile application then presents the exact location of the Sphere on the map. An additional unique system feature is the Sphere’s Emergency Alert system. Users of the Sphere have the ability to transmit emergency alerts directly from their mobile apps, which transmit their Sphere locations. All registered users located in such a Sphere’s proximity will be notified about the Emergency and may notify the user about the Sphere’s recovery (which we fondly refer to as a “private emergency alert”). The Sphere utilizes a bi-directional system which enables data transmission/receiving acknowledgment. It also includes error correction protocol to ensure data accuracy. The Sphere has its own rechargeable battery. The Sphere also comes with its own ID. This ID is registered on the mobile app to track the Sphere’s location. Multiple Spheres can be registered on the same app for multiple tracking. The Company began online pre-sales in early 2018 and we are now in production stage of the Sphere.

Epsilon Mobile RV - While developing the core technology of the Company, and relying on prior knowledge, the Company and its joint venture partner, Guardian Patch LLC and Alpha EDA, LLC, developed Gopher Epsilon Software, which is an internal, proprietary platform that has been developed as a designated tool for the mobile industry to accelerate signoff Reliability Verification (RV) with Accurate and Precise Interactive Error Detection and Correction. The software is targeted to assist microchip designers to produce power-aware, faster performance and longer lifespan integrated circuits. The software significantly prolongs a battery’s life, enabling mobile and static electronic devices longer operation time and better performance. The software is currently installed on a third party’s system for the purpose of evaluation of the software’s performance.

PUZPIX - While developing the core technology of the Company, and relying on prior knowledge, the Company and its joint venture partner, Guardian Patch LLC and Alpha EDA, LLC, developed PUZPIX (version I) as a social media game. PUZPIX is a social media game based on GOPHERINSIGHT™ technology licensed by the Company. The game uses a computerized framework to create a puzzle from images that users upload onto the system’s server. The user creates an account and has the option to store images in the designated “Friends” area and/or in the designated “All” (public) area. Only approved friends will be granted access to the images in the “Friends” area and all players have access to the “All” area. Upon a user’s request, the system turns an image into a puzzle of at least nine pieces, though more challenging puzzles can be made once the user achieves a higher level of skill. Upon the Company and its Partners launching their GopherInsight™ integrated circuit technology, of which there is no guarantee, the Company also hopes to develop a version III of PUZPIX to include domestic / international exchanges of puzzle pieces that could be shared worldwide. In addition to allowing its users to upload short videos to share with their PUZPIX “Friends”, which appear as thumbprint puzzles of the videos, the new and advanced Version 2.8 also allows its users to post links to YouTube videos, which also appear as thumbprint puzzles of the videos. Once a personal video puzzle or a YouTube video puzzle has been assembled, the user can then watch the video in its entirety, immediately after which the video automatically disappears and cannot be saved. The feature which allows users to upload videos from their libraries can only be utilized between PUZPIX “Friends”, while posting links to YouTube videos can be shared between “All” users. The Company and its Partners are examining the possibility of launching a crowdfunding campaign for the PUZPIX app.

Guardian Pack - While developing the core technology of the Company, and relying on prior knowledge, the Company and its joint venture partner, Guardian Patch LLC and Alpha EDA, LLC, developed this application. The current version is a mobile application to track groups and families via a GPS-enabled map. The objective of the app is to enable group tracking in real time. The user creates a group, by inviting members into the group. The app includes a FindMeNow feature, where users can find other members of their group on a map. The Company intends to provide the GuardianPack application for free to users, and will likely charge a subscription for advanced features, to be developed.

Recent Developments

On September 1, 2017, we entered into an Asset Purchase Agreement with a third party, RWJ Advanced Marketing, LLC, a Georgia corporation, to acquire terminals in approximately 15,000 locations by which, and at which, the Company plans to deploy its technology. The operations consist primarily of the sale of phones and phone card products, including PINS for cell minutes, SIM cards for cell minutes, as well as gift cards. We incorporated a wholly-owned subsidiary, UGopherServices Corp., to operate the acquired assets. The assets acquired in the purchase consist of (1) racks that contain 9-12 items per rack that are displayed in 15,000 retail locations, mainly convenience stores; and (2) payment terminals at those same points of sale.

On the racks are the following items:

●	New and refurbished cellular handsets and SIM cards;

●	Prepaid gift cards;

●	Prepaid long-distance cards; and,

●	Prepaid wireless cards, for both foreign and domestic calls.

When any of these items are brought to the counter, the customer’s method of payment is swiped into a payment terminal machine. The Company records the revenue from the purchase and the cost of goods sold at the point of sale, and the net is booked as gross profit by the Company. When a customer purchases a gift card, for example, a value is assigned to a digital PIN number which puts a certain value on their gift card, to be redeemed by the purchaser at their convenience.

There are various fees that get added to the cost of the gift card, including commissions and a transaction fee. The transaction fee is split between the store and the Company. The volume of transactions for each customer in a given month varies, with some points of sale more active in certain months than others.

On March 16, 2018, we entered into and closed an Asset Purchase Agreement dated March 1, 2018 (the “ECS Purchase Agreement”) with ECS Prepaid LLC (“ECS”), a Missouri limited liability company, pursuant to which the Company purchased certain assets from ECS, including, but not limited to, the processing prepaid platform, servers, POS terminals, customer list, a processing software program and goodwill, in consideration of $1,100,000 of which $100,000 was paid on the Closing Date and the balance is to be paid pursuant to a secured promissory note in the amount of $1,000,000 (the “ECS Note”). In addition, the Company issued 500,000 shares of common stock of the Company (the “ECS Shares”) and warrants to purchase 500,000 shares of common stock (the “ECS Warrants”). The ECS Warrants were assigned by ECS to Dennis Winfrey. The ECS Warrants are exercisable for a period of five years at a fixed exercise price of $1.85 per share and contain standard anti-dilution protection. Under the ESC Note, which is secured by the assets acquired by the Company from ECS, the Company is required to make ten equal payments of $100,000 commencing on April 15, 2018. The Company may prepay the ECS Note at any time without penalty. The ECS Note is a short-term debt obligation that is material to the Company.

On April 2, 2018, we entered into and closed an Asset Purchase Agreement (the “Electronic Purchase Agreement”) with Electronic Check Services Inc. (“Electronic Check”), a Missouri corporation, pursuant to which the Company purchased certain assets from Electronic Check, including, but not limited to, assets associated with software that validates written check authenticity, in consideration of $75,000 paid on the Closing Date. In addition, the Company issued 250,000 shares of common stock of the Company (the “Electronic Shares”) and warrants to purchase 250,000 shares of common stock (the “Electronic Warrants”). The Electronic Warrants were assigned by Electronic Check to Dennis Winfrey, the shareholder of Electronic Check. The Electronic Warrants are exercisable for a period of five years at a fixed exercise price of $2.70 per share and contain standard anti-dilution protection.

On April 2, 2018, we entered into and closed an Asset Purchase Agreement (the “Central Purchase Agreement”) with Central State Legal Services Inc. (“Central”), a Missouri corporation, pursuant to which the Company purchased certain assets from Central, including, but not limited to, assets associated with a system to recover funds from returned checks, in consideration of $25,000 paid on the Closing Date. Derron Winfrey, the COO of the Company, is a director and President of Electronic Check and Central. Derron Winfrey’s parents are the shareholders of Check and Central.

On May 17, 2018, Robert Yaspan, Judit Nagypal and Ambassador Ned L. Siegel were appointed to the Board of Directors of the Company to serve as directors of the Company. Mr. Yaspan will also serve as Chairman of the Board of Directors. Ms. Nagypal and Ambassador Siegel are considered independent directors and entered into agreements pursuant to which each will serve as a director. The director agreements provide that each will received a one-time grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. Mr. Yaspan, in consideration for serving as Chairman of the Board, entered into an agreement providing a one-time grant of 250,000 shares of common stock and a stock option to acquire 250,000 shares of common stock exercisable for a period of five years at $2.50 per share. Each director will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. The Company will also pay Mr. Yaspan, Ms. Nagypal and Ambassador Siegel $5,000 per quarter. On May 17, 2018, Mansour Khatib, Chief Marketing Officer and director of the Company, was engaged as Interim Chief Executive Officer to fill the vacancy resulting from Gregory Bauer’s resignation as Chief Executive Officer and director of the Company. In addition, Michael Murray, a director of the Company, was engaged as President of the Company. The Company and Mr. Bauer entered into a Consulting Agreement for a period of one year for compensation of $15,000 per month to provide services associated with prepaid financial services.

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation provide that we are authorized to issue 500,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders, including the election of directors. Cumulative voting is not permitted in the election of directors.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine.

Liquidation Rights

In the event of our liquidation, dissolution, or winding up, our common shareholders will receive ratably any net assets that remain after the payment of all of our debts and other liabilities, subject to the senior rights of any outstanding preferred stock.

Other

Our shares of common stock are not convertible into any other security and do not have any preemptive rights, conversion rights, redemption rights or sinking fund provisions. The rights, preferences and privileges, including voting rights, of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that the board may designate and issue in the future. There are currently no preferred shares outstanding.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock, in one or more series with such designations, relative rights, preferences, voting rights, limitations, dividend rates, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights, and other provisions as the board may fix or determine. Any series of preferred stock may have rights and privileges superior to those of common stock. Below is a summary of the outstanding shares of Preferred Stock.

Series B Preferred Shares

On November 1, 2011, the Company and certain creditors entered into a Settlement Agreement (the “Settlement Agreement”) whereby without admitting any wrongdoing on either part, the parties settled all previous agreements and resolved any existing disputes. Under the terms of the Settlement Agreement, the Company agreed to issue the creditors 45,000 shares of Series B Preferred Stock of the Company on a pro-rata basis. Following the issuance and delivery of the shares of Series B Preferred Stock to the creditors, as well as surrendering the undelivered shares, the Settlement Agreement resulted in the settlement of all debts, liabilities and obligations between the parties.

The Series B Preferred Stock has a stated value of $100 per share and is convertible into the Company’s common stock at a conversion price of $0.30 per share representing 3,000 posts split (15,000,000 pre-split) common shares. Furthermore, the Series B Preferred Stock votes on an as converted basis and carries standard anti-dilution rights. These rights were subsequently removed, except in cases of stock dividends or splits.

As of December 31, 2017 and 2016, there were 45,000 Series B Preferred Shares outstanding.

Series C Preferred Shares

On April 29, 2011, GV Global Communications, Inc. (“GV”) provided funding to the Company in the aggregate principal amount of $111,000 (the “Loan”).  On September 25, 2012, the Company and GV entered into a Conversion Agreement pursuant to which the Company agreed to convert the Loan into 10,000 shares of Series C Preferred Stock of the Company, which was approved by the Board of Directors.

Each share of Series C Preferred Stock is convertible, at the option of GV, into such number of shares of common stock of the Company as determined by dividing the Stated Value (as defined below) by the Conversion Price (as defined below).  The Conversion Price for each share is equal to a 50% discount to the average of the lowest three lowest closing bid prices of the Company’s common stock during the 10-day trading period prior to the conversion with a minimum conversion price of $0.002.  The stated value is $11.00 per share (the “Stated Value”).  The Series C Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series C Preferred Stock shall be entitled to one vote for each share of common stock that the Series C Preferred Stock shall be convertible into.   GV has contractually agreed to restrict its ability to convert the Series C Preferred Stock and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock.

During the fiscal year ended December 31, 2014, GV Global Communications, Inc. converted 7,770 of its Series C Preferred Stock into 12,010 post-split (64,551,667 common shares pre-split). During the third quarter of 2014, the Company received 4,204 post-split (21,021,900 pre-split) common shares to adjust the shares issued to reflect the amount that both they and the Company believed that they were owed. As of December 31, 2017 and 2016, there were 700 Series C Preferred Shares outstanding.

Series D Preferred Shares

Per the terms of the Exclusive License Agreement and in consideration of the licensing agreement signed between the Company and Hermes Roll LLC, the Company issued 100,000 shares of Series D Preferred Stock of the Company (the “Preferred Shares”). The preferred stock has a value of $ 1,000 based upon the cost of the license; due to the holder of license is the related party of the Company. The Preferred Shares have no liquidation rights. The Holder of the Preferred Shares will be entitled to vote on all matters submitted to shareholders of the Company on an as-converted basis. The Preferred Shares have a conversion price of $0.01 (the “Conversion Price”) and a stated value of $10.00 per share (the “Stated Value”). Each Preferred Share is convertible, at the option of the Holder, into such number of shares of common stock of the Company as determined by dividing the Stated Value by the Conversion Price.

As of December 31, 2017 and 2016, there were 66,000 Series D Preferred Shares outstanding.

Series G Preferred Shares

On December 29, 2017, Guardian Patch converted all of the principal and interest of its note into 2,000,000 shares of Series G Preferred Stock. The Series G Preferred Stock is entitled to vote on an as-converted basis, automatically converts to common stock upon any liquidation, dissolution or winding up and the Company may not declare a dividend until the Series G Preferred Stock has received a dividend. Each share of Series G Preferred Stock is convertible into one shares of common stock of the Company and contain standard anti-dilution rights. As long as at least 15% of the Series G Preferred Stock remain outstanding, without the consent of 67% of the Series G Preferred Stock, the Company may not incur indebtedness or liens, acquire its shares of common stock, enter into transactions with an affiliate or amend its Articles of Incorporation or Bylaws. Guardian LLC has agreed to restrict its ability to convert the Series G Preferred Stock and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of common stock.

As of December 31, 2017 there are 2,000,000 Series G Preferred Shares outstanding.

Anti-Takeover Provisions Under Nevada Law.

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Articles of Incorporation and Bylaws

No Cumulative Voting.  Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority shareholder to elect a director. Our articles of incorporation deny shareholders the right to vote cumulatively.

Authorized But Unissued Shares.  Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining shareholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Gopher Protocol by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Transfer Agent or Registrar

Empire Stock Transfer, Inc. is the transfer agent and registrar of our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase common stock or preferred stock and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	United States federal income tax consequences applicable to such warrants;

●	the amount of warrants outstanding as of the most recent practicable date; and

●	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any of the rights of holders of common stock or preferred stock, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between our company and the trustee that meets certain requirements identified in the applicable prospectus supplement.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
●	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for common shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	whether such debt securities are senior securities or subordinated securities and the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Commission.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents or in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers. To the extent required by applicable law, a prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the purchase price of the securities;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	the initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any securities. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of such securities. We will include in any prospectus supplement the names of the dealers and the terms of the transactions.

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Subscription Offerings

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters with respect to the shares of our securities offered by this prospectus will be passed upon for us by Fleming PLLC, New York, New York. Any underwriters, dealers or agents will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference from Gopher Protocol Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited BF Borgers CPA PC, an independent registered public accounting firm, and for the year ended December 31, 2016, have been audited Anton and Chia, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2017 as filed on April 12, 2018 (File No. 000-54530),

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 as filed on May 14, 2018 (File No. 000-54530),

●	current reports on Form 8-K filed on April 13, 2018, April 18, 2018, April 26, 2018, May 8, 2018 and May 22, 2018 (File No. 000-54530), and

●	any future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing the initial registration statement and prior to effectiveness of the registration statement, until the termination of the offerings under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

You may request copies of these filings, at no cost, by writing or calling us at:

Gopher Protocol Inc.

2500 Broadway, Suite F-125

Santa Monica, California 90404

Attn: Kevin F. Pickard, Chief Financial Officer

Telephone: 424-238-4589

Our SEC filings are also available on our website at www.gopherprotocol.com. The other information on our website is not, and you must not consider the information to be, a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC upon payment of fees prescribed by the SEC and paying a fee for the copying cost. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be paid by Gopher Protocol Inc. in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$18,675.00
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and mailing fees	*
Miscellaneous	*
Total	*

*	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15. Indemnification of Directors and Officers

Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding. Excepted from that immunity are:

●	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

●	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

●	a transaction from which the director derived an improper personal profit;

●	and willful misconduct.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former officers and directors (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Gopher Protocol Inc. or any of our subsidiaries.

Our bylaws also provide that our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Gopher Protocol Inc. or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him or her as our director, officer, employee or agent.

Item 16. Exhibits

The exhibits to the registration statement required by Item 601 of Regulation S-K are listed in the exhibit index on page II-6.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(A) Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus required to be filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430(A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on July 11, 2018.

Gopher Protocol Inc.

By:	/s/ Mansour Khatib
Mansour Khatib
Interim Chief Executive Officer, Chief Marketing Officer, Secretary and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS,  that each person whose signature appears below hereby constitutes and appoints Mansour Khatib and Kevin F. Pickard, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all registration statements, and any and all amendments thereto (including post-effective amendments) relating to the offering of securities as this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mansour Khatib Mansour Khatib	Interim Chief Executive Officer, Chief Marketing Officer, Secretary and Director (Principal Executive Officer)	July 11, 2018
/s/ Kevin F. Pickard Kevin F. Pickard	Chief Financial Officer (Principal Financial and Accounting Officer)	July 11, 2018
/s/ * Danny Rittman	Chief Technology Officer and Director	July 11, 2018
/s/ * Michael Murray	President and Director	July 11, 2018
/s/ * Muhammad Khilji	Director	July 11, 2018
/s/ * Robert Yaspan	Chairman of the Board of Directors	July 11, 2018
/s/ *l Judit Nagypal	Director	July 11, 2018
/s/ * Ned L. Siegel	Director	July 11, 2018
/s/Eva Bitter Eva Bitter	Director	July 11, 2018
* By:	/s/ Mansour Khatib
Mansour Khatib, Attorney in Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (a)
4.1	Specimen Stock Certificate (a)
4.2	Form of Senior Debt Securities Indenture *
4.3	Form of Subordinated Debt Securities Indenture*
5.1	Opinion of Fleming PLLC*
23.1 23.2	Consent of BF Borgers CPA PC Consent of Anton & Chia, LLP
23.3	Consent of Fleming PLLC (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page)
25.1	Statement of Eligibility on Form T-1 of Trustee for senior debt securities (b)
25.2	Statement of Eligibility on Form T-1 of Trustee for subordinated debt securities (b)

* Previously filed.
(a)	To be filed by amendment or as exhibit(s) to a Current Report on Form 8-K and incorporated herein by reference, as applicable
(b)	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.